UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 5, 2014

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MACKENZIE REALTY CAPITAL INC.
 (Exact name of registrant as specified in its charter)

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Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On November 24, 2014, MacKenzie Realty Capital, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to disclose the results of voting at its 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting). In the Initial Report, the Company inadvertently neglected to include the results of voting on a third proposal put forth and approved by stockholders at the 2014 Annual Meeting and inadvertently disclosed voting on a "Charter Amendment" when no such amendment was voted upon. Below, in its entirety, is the amended disclosure of Item 5.07, including the corrected list of proposals and voting. This amendment to the Initial Report hereby amends and restates the Item 5.07 disclosure contained in the Initial Report.  The disclosure in Item 8.01 is unchanged and is not amended hereby.

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ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On November 5, 2014, MacKenzie Realty Capital, Inc., a Maryland corporation, held its 2014 Annual Meeting of Stockholders. Two proposals were on the agenda for the 2014 Annual Meeting: Proposal 1, to elect three directors to hold office until the Company's 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and Proposal 2, to ratify Moss Adams, LLP as the Company's independent registered public accounting firm for 2014-15.

With respect to Proposal 1, all nominees standing for election as directors were elected to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Against/Withheld
C. E. Patterson	785,980.00	0
Thomas Frame	785,980.00	0
Timothy Dozois	785,980.00	0

No broker non-votes were cast in the election of directors. Thus, 63% of all shares outstanding, and 100% of all shares present at the meeting, voted for all 3 directors.

The stockholders ratified Moss Adams, LLP as the Company's independent registered public accounting firm for 2014-2015:

Votes For	Votes Against	Abstentions
785,980.00	0	0

No broker non-votes were cast in the ratification of Moss Adams, LLP as the Company's auditors.

Thus, 63% of all shares outstanding, and 100% of all shares present at the meeting, voted for the ratification of Moss Adams, LLP as the Company's independent registered public accounting firm for 2014-2015.

The following additional proposal was put forth by stockholders present at the meeting. Stockholders proposed to extend the approval of authority to sell shares at below net asset value from September 18, 2015, the anniversary of the date of the Special Meeting of Stockholders held on September 18, 2014 (the "Special Meeting"), until the date of the Company's next annual meeting held on or before November 5, 2015.  The Company's stockholders granted the Company authority to sell its common shares for less than net asset value in its initial public offering, subject to the conditions outlined in the Company's Proxy Statement filed with the Securities and Exchange Commission on September 5, 2014 in connection with the Special Meeting, as continued until November 5, 2015.

The stockholders approved the additional proposal to extend the approval of authority to sell shares at below NAV until November 5, 2015:

Votes For	Votes Against	Abstentions
785,980.00	0	0

The voting results for the proposal were as follows (a) the proposal received the affirmative vote of a majority of the shares of common stock of the Company (the "Common Shares") outstanding on the record date, and (b) the proposal received the affirmative vote of a majority of the Common Shares outstanding on the record date and present at the meeting which were not held by "affiliated persons" of the Company (the "Unaffiliated Common Shares").  At least 67% of the Common Shares present at the 2014 Annual Meeting voted in favor and more than 50% of the outstanding Common Shares were present or represented by proxy.  785,980 Common Shares were cast in favor of the proposal, or 63% of all outstanding Common Shares; no Shares were cast against the proposal, and there were no abstentions.  The proposal received the vote of 100% of all Unaffiliated Common Shares present at the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: September 22, 2015	By:	/s/ Chip Patterson
Chip Patterson
Secretary

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